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                                   EXHIBIT 4.6


                                     FORM OF

                             REDEEMABLE COMMON STOCK

                                PURCHASE WARRANTS



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                      [FORM OF FACE OF WARRANT CERTIFICATE]


No. W                                                  ________ (_____) Warrants

VOID AFTER July       , 2003


                         REDEEMABLE WARRANT CERTIFICATE
                         FOR PURCHASE OF COMMON STOCK OF
                            EAGLE SUPPLY GROUP, INC.

         This certifies that FOR VALUE RECEIVED _______________________ or registered assigns (the "Registered Holder") is the owner of the number of Redeemable Warrants (the "Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.0001 par value, of Eagle Supply Group, Inc., a Delaware corporation (the "Company"), at any time between July ____, 1998 and the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of Continental Stock Transfer & Trust Company as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $5.50 per share (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to the Warrant Agent.

         This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated as of July____, 1998, by and between the Company and the Warrant Agent.

         In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

         Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.


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         The term "Expiration Date" shall mean 5:00 p.m. (Eastern time) on July
____, 2003, or such earlier date as the Warrants shall be redeemed. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall be 5:00 p.m. (Eastern time) the next day which in the State of New York is not a holiday nor a day in which banks are authorized to close.

         The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended, with respect to such securities is effective. The Company has covenanted and agreed that it will use its best efforts to cause the same to become effective and to keep such registration statement current while any of the Warrants are outstanding. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

         This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment together with any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

         Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

         This Warrant may be redeemed at the option of the Company, at a Redemption Price of $0.25 per Warrant, provided that the average market price (as defined below) of the Company's Common Stock exceeds $10.00 per share for a period of 30 consecutive trading days. Notice of redemption shall be mailed within ten (10) days after the end of such period and be given not later than the thirtieth (30th) day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $0.25 per Warrant upon surrender of this Certificate.


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         The term "market price" shall mean of closing per share bid price, as reported by NASDAQ, so long as the Common Stock is quoted on NASDAQ, and if the Common Stock is listed on a national securities exchange or on NASDAQ-NMS system, shall be determined by the closing sales price on the primary exchange on which the Common Stock is traded on or NASDAQ-NMS if such shares are not listed on an exchange. Warrant holders will be entitled to exercise Warrants at any time up to the business day next preceding the redemption date. The Warrants are not redeemable prior to the first anniversary of the date of this Prospectus without the written consent of the Underwriter. Additionally, the Warrants may not be redeemed unless at the time of redemption there is a current prospectus encompassing the shares of Common Stock issuable upon exercise of such Warrants under an effective registration statement.

Warrant Agreement and Exchange of Warrants

         Upon the closing of the Public Offering and Consummation of the Acquisition, the Company will enter into a warrant agreement ("Warrant Agreement") with Continental Stock Transfer & Trust Company, as warrant agent ("Warrant Agent"). It is anticipated that the Warrant Agreement will contain provisions permitting the Company and the Warrant Agent, without the consent of the Warrant holders, to supplement or amend the Warrant Agreement in order to cure any ambiguity or defect or to make any other provisions in regard to matters or questions arising thereunder that the Company and the Warrant Agent may deem necessary or desirable and that does not adversely affect the interests of the Warrant holders. At that same time, the Company will exchange with the Warrant holders which purchased Warrants in the Private Placement printed warrant certificates for the typewritten format certificates to be delivered to the Private Placement purchasers.

Dividend Policy

         The Company has not paid dividends to date. The payment of dividends, if any, in the future is within the discretion of the Board of Directors. The payment of dividends, if any, in the future will depend upon the Company's earnings, capital requirements and financial conditions and other relevant factors. The Company's Board of Directors does not presently intend to declare any dividends in the foreseeable future but instead intends to retain all earnings, if any, for use in the Company and Eagle's business operations.

         Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be


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affected by any notice to the contrary.

         This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

         This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two (2) of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.


Dated: July ____, 1998


                                          EAGLE SUPPLY GROUP, INC.



                                 By:      ____________________________________
                                          Douglas P. Fields,
                                          Chief Executive Officer



                                 By:      ____________________________________
                                          Frederick M. Friedman, Secretary


[seal]

Countersigned:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY



By:      _____________________________________
         Authorized Officer


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                    [FORM OF REVERSE OF WARRANT CERTIFICATE]

                            EAGLE SUPPLY GROUP, INC.

                                SUBSCRIPTION FORM

                     To Be Executed by the Registered Holder
                          in Order to Exercise Warrants

         The undersigned Registered Holder hereby irrevocably elects to exercise __________________ (________________) Warrants represented by this Warrant
Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of


            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER




                     [please print or type name and address]

and be delivered to




                     [please print or type name and address]

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.


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         The undersigned represents that the exercise of the within
Warrant was solicited by



                                              --------------------------------
                                              (Indicate the name of
                                              soliciting broker)



Dated: _________________________              ________________________________
                                              Signature


                                              --------------------------------
                                              Street Address


                                              --------------------------------
                                              City, State and Zip Code


                                              --------------------------------
                                              Taxpayer ID Number


                                              Signature Guaranteed:


                                              --------------------------------




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                                   ASSIGNMENT

                     To Be Executed by the Registered Holder
                           in Order to Assign Warrants

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER




                     [please print or type name and address]

_____________________________ (___________________) of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints ____________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.



Dated: ______________________                   ________________________________


                                                Signature Guaranteed:


                                                --------------------------------


              THE SIGNATURE MUST BE GUARANTEED BY A MEDALLION BANK.
















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